                                                                    Exhibit 16.1
[GRAPHIC OMITTED]



         BDO SEIDMAN, LLP                  1700 Market Street, 29th Floor
         Accountants and Consultants       Philadelphia, Pennsylvania 19103-2311
                                           Telephone: (215) 636-5500
                                           Fax: (215) 636-5501



October 13, 2004
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 11, 2004, to be filed by our former client, Commonwealth Income & Growth Fund I. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP